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                          CONSENT OF THOMPSON DEAN

   I hereby consent to the reference in the Prospectus constituting part of the Registration Statement on Form S-4 of Thermadyne Holdings Corporation to my name as a person about to become a director of Thermadyne Holdings Corporation.

                                                     /s/ THOMPSON DEAN
                                                         ---------------
                                                         Thompson Dean

February 20, 1998